Exhibit 99.1

Glenpointe Centre West
500 Frank W. Burr Blvd.
Teaneck, NJ 07666

FOR IMMEDIATE RELEASE

COGNIZANT ANNOUNCES THIRD QUARTER 2015 RESULTS

Third quarter revenue up 3.3% sequentially and 23.5% year-over-year
Raises full year revenue and EPS guidance

TEANECK, N.J., November 4, 2015-Cognizant Technology Solutions Corporation (NASDAQ: CTSH) today announced its third quarter 2015 financial results.

Highlights-Third Quarter 2015

•	Third quarter revenue of $3.19 billion was up 23.5% from the year-ago period and up 3.3% sequentially.

•	GAAP diluted EPS was $0.65, up from $0.58 in the year-ago period.

•	Non-GAAP diluted EPS was $0.76, up from $0.66 in the year-ago period.

Revenue for the third quarter of 2015 rose to $3.19 billion, up 23.5% from $2.58 billion in the third quarter of 2014. GAAP net income was $397.2 million, or $0.65 per diluted share, compared to $355.6 million, or $0.58 per diluted share, in the third quarter of 2014. Non-GAAP diluted earnings per share was $0.76 compared to $0.66 in the third quarter of 2014. GAAP operating margin for the quarter was 17.0%. Non-GAAP operating margin was 19.4%, within the Company’s target range of 19-20%. Reconciliations of non-GAAP financial measures to GAAP operating results and diluted EPS are included at the end of this release.

“We experienced another quarter of strong performance, building on our solid momentum in the first half of the year with continued broad-based demand across key industries and geographies we serve,” said Francisco D’Souza, Chief Executive Officer of Cognizant. “As clients worldwide shift spending toward investments that drive innovation and growth in the digital era, our portfolio of services is well positioned to meet their needs and capture a disproportionate share of the market.”

“Our third quarter results, and increased guidance for the full year, clearly demonstrate that clients are turning to Cognizant to help them transition into digital enterprises while optimizing their traditional investments in technology and business processes,” said Gordon Coburn, President. “Large scale business transformations require a partner that brings a consultative approach to client engagement -- combining deep domain knowledge, understanding of clients’ legacy systems, expertise in digital design and technologies, and ability to scale at an enterprise level. These are areas where we have invested significantly and have critical competitive differentiation to meet the changing demands of clients in a new digital world.”

2015 Outlook-Fourth Quarter and Full Year

The Company is providing the following guidance:

▪	Fourth quarter 2015 revenue expected to be at least $3.23 billion.

▪	Fourth quarter 2015 non-GAAP diluted EPS expected to be at least $0.77.

▪	Fiscal 2015 revenue expected to be at least $12.41 billion, up at least 21% compared to 2014.

▪	Fiscal 2015 non-GAAP diluted EPS expected to be at least $3.03.
“Our balance sheet remains very healthy. Cognizant recorded another quarter of strong cash generation, resulting in an increase of almost $500 million in cash and short term investments,” said Karen McLoughlin, Chief Financial Officer. “Additionally, during the quarter, we repaid the $100 million balance of our revolving credit facility and repurchased over $156 million of shares under our existing stock repurchase program. Year-to-date, we have repurchased 5.3 million shares for $334 million, reflecting the confidence in our business, commitment to drive shareholder value and ability to generate strong cash flows.”

Conference Call
Cognizant will host a conference call on November 4, 2015 at 8:00 a.m. (Eastern) to discuss the Company’s third quarter 2015 results. To listen to the conference call, please dial (877) 810-9510 (domestic) and (201) 493-6778 (international) and provide conference passcode: Cognizant Call.

The conference call will also be webcast via the Cognizant website at http://investors.cognizant.com/. Please access the website at least 15 minutes prior to the call to register and download/install any necessary audio software.

A replay of the conference call will be available by dialing (877) 660-6853 (domestic) or (201) 612-7415 (international) and entering 13621265 from two hours after the end of the call until 11:59 p.m. (Eastern) on Wednesday, November 18, 2015. The replay will also be available at Cognizant’s website http://investors.cognizant.com/ for 60 days following the call.

About Cognizant
Cognizant (NASDAQ: CTSH) is a leading provider of information technology, consulting, and business process outsourcing services, dedicated to helping the world’s leading companies build stronger businesses. Headquartered in Teaneck, New Jersey (U.S.), Cognizant combines a passion for client satisfaction, technology innovation, deep industry and business process expertise, and a global, collaborative workforce that embodies the future of work. With over 100 development and delivery centers worldwide and approximately 219,300 employees as of September 30, 2015, Cognizant is a member of the NASDAQ-100, the S&P 500, the Forbes Global 2000, and the Fortune 500 and is ranked among the top performing and fastest growing companies in the world. Visit us online at www.cognizant.com or follow us on Twitter: Cognizant.

Forward-Looking Statements
This press release includes statements which may constitute forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including, but not limited to, our expectations regarding opportunities in the marketplace and our anticipated financial performance, the accuracy of which are necessarily subject to risks, uncertainties, and assumptions as to future events that may not prove to be accurate. Factors that could cause actual results to differ materially from those expressed or implied include general economic conditions and the factors discussed in our most recent Annual Report on Form 10-K and other filings with the Securities and Exchange Commission. Cognizant undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as may be required under applicable securities law.

About Non-GAAP Financial Measures
To supplement our financial results presented in accordance with GAAP, this press release includes the following measures defined by the Securities and Exchange Commission as non-GAAP financial measures: non-GAAP operating margin and non-GAAP diluted earnings per share (“non-GAAP diluted EPS”). These non-GAAP measures are not based on any comprehensive set of accounting rules or principles and should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures should be read in conjunction with our financial statements prepared in accordance with GAAP. The reconciliations of Cognizant’s GAAP financial measures to the corresponding non-GAAP measures should be carefully evaluated. With respect to our expectations in the “2015 Outlook - Fourth Quarter and Full Year” section above, reconciliation of non-GAAP diluted EPS guidance to GAAP diluted EPS guidance cannot be provided without unreasonable efforts on a forward-looking basis due to the high variability and low visibility with respect to net non-operating foreign currency exchange gains or losses which are excluded from the non-GAAP diluted EPS.

We seek to manage the company to a targeted operating margin, excluding stock-based compensation costs and acquisition-related charges, of 19% to 20% of revenues. Acquisition-related charges include, when applicable, amortization of purchased intangible assets included in the depreciation and amortization expense line on our condensed consolidated statements of operations, external deal costs, acquisition-related retention bonuses, integration costs, changes in the fair value of contingent consideration liabilities, charges for impairment of acquired intangible assets and other acquisition-related costs. In addition to excluding stock-based compensation costs and acquisition-related charges, our non-GAAP diluted EPS also exclude net non-operating foreign currency exchange gains or losses, inclusive of gains and losses on related foreign exchange forward contracts not designated as hedging instruments for accounting purposes. Management believes providing investors with an operating view consistent with how it manages the company provides enhanced transparency into the operating results of the company. For our internal management reporting and budgeting purposes, we use non-GAAP financial measures for financial and operational decision making, to evaluate period-to-period comparisons and for making comparisons of our operating results to those of our competitors. Therefore, it is our belief that the use of non-GAAP financial measures provides a meaningful supplemental measure for investors to evaluate our financial performance. Accordingly, we believe that the presentation of non-GAAP operating margin and non-GAAP diluted EPS, when read in conjunction with our reported GAAP results, can provide useful supplemental information to our management and investors regarding financial and business trends relating to our financial condition and results of operations.

A limitation of using non-GAAP measures versus financial measures calculated in accordance with GAAP is that non-GAAP measures do not reflect all of the amounts associated with our operating results as determined in accordance with GAAP and exclude costs that are recurring, namely stock-based compensation, acquisition-related charges, including amortization of purchased intangibles, and net non-operating foreign currency exchange gains or losses. In addition, other companies may calculate non-GAAP financial measures differently than us, thereby limiting the usefulness of these non-GAAP financial measures as a comparative tool. We compensate for these limitations by providing specific information regarding the GAAP amounts excluded from non-GAAP operating margin and non-GAAP diluted EPS to allow investors to evaluate such non-GAAP financial measures.

Contact: David Nelson
VP, Investor Relations & Treasurer
201-498-8840
david.nelson@cognizant.com
- tables to follow -

COGNIZANT TECHNOLOGY SOLUTIONS CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(In millions, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Revenues	$3,187.0	$2,581.0	$9,183.5	$7,520.5
Operating expenses:
Cost of revenues (exclusive of depreciation and amortization expense shown separately below)	1,934.6	1,569.8	5,506.6	4,501.7
Selling, general and administrative expenses	627.1	506.0	1,849.9	1,474.4
Depreciation and amortization expense	82.5	47.7	238.4	138.9
Income from operations	542.8	457.5	1,588.6	1,405.5
Other income (expense), net:
Interest income	20.7	17.2	56.3	44.8
Interest expense	(4.3)	(0.3)	(13.4)	(0.3)
Foreign currency exchange gains (losses), net	(15.8)	(11.2)	(28.4)	(13.2)
Other, net	(0.4)	0.5	(0.7)	2.0
Total other income (expense), net	0.2	6.2	13.8	33.3
Income before provision for income taxes	543.0	463.7	1,602.4	1,438.8
Provision for income taxes	145.8	108.1	402.2	362.4
Net income	$397.2	$355.6	$1,200.2	$1,076.4
Basic earnings per share	$0.65	$0.58	$1.97	$1.77
Diluted earnings per share	$0.65	$0.58	$1.96	$1.76
Weighted average number of common shares outstanding - Basic	608.8	608.1	609.4	607.9
Weighted average number of common shares outstanding - Diluted	612.7	612.1	613.5	612.4

COGNIZANT TECHNOLOGY SOLUTIONS CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL POSITION
(Unaudited)
(In millions)

	September 30, 2015	December 31, 2014
Assets
Current assets:
Cash and cash equivalents	$1,476.7	$2,010.1
Short-term investments	2,574.0	1,764.6
Trade accounts receivable, net of allowances of $39.5 and $36.9, respectively	2,135.7	1,968.7
Unbilled accounts receivable	420.9	324.6
Deferred income tax assets, net	365.9	329.7
Other current assets	264.7	352.6
Total current assets	7,237.9	6,750.3
Property and equipment, net	1,278.9	1,247.2
Goodwill	2,403.6	2,413.6
Intangible assets, net	881.4	953.7
Deferred income tax assets, net	203.7	144.4
Other noncurrent assets	262.1	209.7
Total assets	$12,267.6	$11,718.9
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$160.1	$145.7
Deferred revenue	262.7	224.1
Short-term debt	50.0	700.0
Accrued expenses and other current liabilities	1,655.6	1,522.3
Total current liabilities	2,128.4	2,592.1
Deferred revenue, noncurrent	53.0	81.0
Deferred income tax liabilities, net	230.0	251.7
Long-term debt	900.0	937.5
Other noncurrent liabilities	129.2	116.4
Total liabilities	3,440.6	3,978.7
Total stockholders’ equity	8,827.0	7,740.2
Total liabilities and stockholders’ equity	$12,267.6	$11,718.9

Note:

The September 30, 2015 and December 31, 2014 condensed consolidated statements of financial position reflect a preliminary allocation of purchase price for our acquisition of TriZetto completed on November 20, 2014. The finalization of our purchase accounting assessment may result in changes, which could be material, in the valuation of assets and liabilities acquired, particularly with respect to intangible assets. We will finalize the purchase price allocation as soon as practicable within the measurement period, but in no event later than one year following the date of acquisition.

COGNIZANT TECHNOLOGY SOLUTIONS CORPORATION
Reconciliations of Non-GAAP Financial Measures
(Unaudited)
(In millions, except per share amounts)

	Three Months Ended September 30		Nine Months Ended September 30
	2015	2014	2015	2014
GAAP income from operations	$542.8	$457.5	$1,588.6	$1,405.5
Add: Stock-based compensation expense (a)	46.4	31.3	141.6	100.6
Add: Acquisition-related charges (b)	28.6	14.9	87.3	30.4
Non-GAAP income from operations	$617.8	$503.7	$1,817.5	$1,536.5

GAAP operating margin	17.0%	17.7%	17.3%	18.7%
Effect of above adjustments to income from operations	2.4%	1.8%	2.5%	1.7%
Non-GAAP operating margin	19.4%	19.5%	19.8%	20.4%

GAAP diluted earnings per share	$0.65	$0.58	$1.96	$1.76
Effect of above operating adjustments, net of tax	0.09	0.06	0.26	0.17
Effect of non-operating foreign currency exchange gains (losses), net of tax (c)	0.02	0.02	0.05	0.01
Non-GAAP diluted earnings per share	$0.76	$0.66	$2.27	$1.94

Notes:

(a)
For the three months ended September 30, 2015, the $46.4 million adjustment to exclude stock-based compensation from income from operations includes $10.4 million, which was reported in cost of revenues and $36.0 million, which was reported in selling, general and administrative expenses in our unaudited condensed consolidated statements of operations.

For the three months ended September 30, 2014, the $31.3 million adjustment to exclude stock-based compensation from income from operations includes $6.9 million, which was reported in cost of revenues and $24.4 million, which was reported in selling, general and administrative expenses in our unaudited condensed consolidated statements of operations.
For the nine months ended September 30, 2015, the $141.6 million adjustment to exclude stock-based compensation from income from operations includes $28.3 million, which was reported in cost of revenues and $113.3 million, which was reported in selling, general and administrative expenses in our unaudited condensed consolidated statements of operations.
For the nine months ended September 30, 2014, the $100.6 million adjustment to exclude stock-based compensation from income from operations includes $19.7 million, which was reported in cost of revenues and $80.9 million, which was reported in selling, general and administrative expenses in our unaudited condensed consolidated statements of operations.

(b)
Acquisition-related charges include the following when applicable: amortization of acquired intangible assets, external deal costs, acquisition-related retention payments, changes in the fair value of contingent consideration liabilities, integration costs and other acquisition-related costs.

(c)	Non-operating foreign currency exchange gains and losses are inclusive of gains and losses on related foreign exchange forward contracts not designated as hedging instruments for accounting purposes.
The above tables serve to reconcile the Non-GAAP financial measures to comparable GAAP measures. Please refer to the “About Non-GAAP Financial Measures” section of our press release for further information on the use of these Non-GAAP measures.

COGNIZANT TECHNOLOGY SOLUTIONS CORPORATION
Schedule of Supplemental Information
(Unaudited)
(In millions)

	Three Months Ended September 30, 2015
			% Change
	$	% of total	Sequential	Year over Year
Revenues by Segment:
Financial Services	$1,284.0	40.3%	2.7%	18.6%
Healthcare	939.2	29.5%	4.7%	43.3%
Manufacturing/Retail/Logistics	606.2	19.0%	4.8%	13.7%
Other	357.6	11.2%	(0.5)%	15.2%
Total Revenues	$3,187.0		3.3%	23.5%

Revenues by Geography:
North America	$2,510.6	78.8%	3.6%	26.7%
United Kingdom	299.9	9.4%	0.8%	8.3%
Rest of Europe	209.2	6.6%	2.2%	7.2%
Europe - Total	509.1	16.0%	1.4%	7.8%
Rest of World	167.3	5.2%	5.3%	31.0%
Total Revenues	$3,187.0		3.3%	23.5%

	Nine Months Ended September 30, 2015
			% Change
	$	% of total	Year over Year
Revenues by Segment:
Financial Services	$3,695.2	40.2%	16.8%
Healthcare	2,715.6	29.6%	41.7%
Manufacturing/Retail/Logistics	1,733.4	18.9%	11.2%
Other	1,039.3	11.3%	18.1%
Total Revenues	$9,183.5		22.1%

Revenues by Geography:
North America	$7,226.5	78.7%	25.8%
United Kingdom	882.6	9.6%	7.6%
Rest of Europe	604.7	6.6%	2.8%
Europe - Total	1,487.3	16.2%	5.6%
Rest of World	469.7	5.1%	28.3%
Total Revenues	$9,183.5		22.1%